PLATFORM ACCOUNT CONTRACT

This Platform Account Contract (this "Agreement") is a binding agreement between you ("User" or "you") and SRAX, Inc., with an address at 456 Seaton St. Los Angeles, CA 90013 ("Company"). This Agreement governs your use of the Platform (as defined below) made available to you by the Company, including through the Website (as defined below), and is effective as of the date of presentation and acceptance by you as set forth in the following paragraph (including through the Website and/or Platform). Each of Company and User may be referred to herein as a "party" and collectively as the "Parties."

AGREEMENT

1. Definitions.

Any terms not defined herein will have the meaning ascribed to them in the Standard Terms and Conditions for Internet Advertising for Media Buys of One Year or Less (Terms and Conditions), a copy of which are attached hereto as ***Exhibit A***. Additionally, with regard to any inconsistent or contradictory terms or conditions contained in the Terms and Conditions or the IO, the terms contained in this Agreement will govern. All Capitalized terms defined herein shall have the following meanings:

(a) Access Exception means any failure or delay to provide access to or aspects of the Platform due to: (a) failure, interruption, outage or other problem with any software, hardware, system, network, facility or other matter not supplied by Company pursuant to this Agreement; (b) strikes, labor disputes, civil disturbances, riot, rebellion, invasion, epidemic, pandemic, hostilities, war, terrorist attack, embargo, natural disaster, acts of God, flood, fire, sabotage, fluctuations or non-availability of electrical power, heat, light, air conditioning, or loss and destruction of property; (c) User's or any Authorized User's negligence or breach of this Agreement; (d) regularly scheduled downtime for purposes of upgrading and maintaining the Platform and Website; and (e) any other causes beyond Company's reasonable control.

(b) Authorized Users means those employees of the Company explicitly authorized by the Company to access and use the Platform in accordance with this Agreement.

(c) Commission means the United States Securities and Exchange Commission.

(d) Common Stock means the common stock of the User.

(e) Data User has the meaning set forth in Section 4(a).

(f) Effective Date shall mean the date on which the User accepts this Agreement as described herein.

(g) Fees means the following pursuant to this Agreement:

(i) *Platform access*: $18,000 for access to the Platform for a 12-month period from the Effective Date. This platform access fee is non-cancelable and will be deemed fully earned when paid.

(ii) *Deliverables*: User hereby agrees to a non-cancelable purchase of Deliverables from the Company in the amount of $130,000. The purchase price will be paid on the Effective Date of this Agreement and made pursuant to a valid IO.

(iii) *Additional Fees* may be assessed if the Depository Trust Company ("DTC") or Non-Objecting Beneficial Owner ("NOBO") lists exceed 5,000 Stakeholders or the frequency of these imports exceeds once per calendar week for DTC and once per calendar month for NOBO. These assessments will represent the actual cost to SRAX, without markup.

(iv) *Creative:* Company will provide creative required to fulfill "Deliverables" as needed which may include: landing page, IAB standard display ad units, placements within various social media outlets and email composition. In addition, company will spend a reasonable amount of time in design consultation, development, edits and changes.

(h) IO means an Insertion Order, entered into by the User and the Company, in substantially the same form as attached hereto as **Exhibit B**.

(i) Legend Removal Date has the meaning set forth in Section 7(b).

(j) Permitted Use has the meaning set forth in Section 4(a).

(k) Platform means the SRAX IR platform that the user will utilize pursuant to the terms of this Agreement.

(l) Purchase Price means the closing price of User's Common Stock on the Effective Date.

(m) Restricted Party means any third-party designated as such by User in writing from time-to-time.

(n) Revenue Share Data Sale has the meaning set forth in Section 4(a).

(o) Rule 144 means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as Rule 144.

(p) Securities Act means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(q) Stakeholder means a holder of a security issued by User.

(r) Stakeholder Information means aggregation of anonymous Stakeholder data derived from User's use of the Platform but in no event will it include Personally Identifiable Information ("PPI") unless Stakeholder specifically consent to the use of their PPI by [*].

(s) Term has the meaning set forth in Section 6(a).

(t) Terms of Use means the Terms of Use governing use of the Website and available at https://sraxir.com/Terms (or successor URL thereto) as the same may be updated from time-to-time in accordance with the terms thereof.

(u) Trading Day means a day on which the principal Trading Market is open for trading.

(v) Trading Market means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

(w) User's Revenue Share has the meaning set forth in Section 5(b).

(x) VWAP means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Company and reasonably acceptable to the User, the fees and expenses of which appraiser shall be paid by the User.

(y) Website means the website and any web based applications and any content, functionality, and services offered on or through, available at: http://sraxir.com.

2. Grant & Access.

(a) Grant . Subject to and conditioned on User's payment of the Fees and compliance with all other terms and conditions of this Agreement, Company hereby grants User a non-exclusive, non-transferable and non-sublicensable right to access and use the Platform during the Term, solely by the Authorized Users for User's own internal business purposes, and in accordance with the terms and conditions of this Agreement. Company reserves all rights in or to the Platform not expressly granted to User in this Agreement.

(b) Online Access . The Platform is accessible through the Website (and may eventually be accessible through a mobile application) and User's use of the Platform and Website is subject to and conditioned upon compliance with the Terms of Use, which are incorporated in and made part of this Agreement as if fully contained herein. Each reference to the "Agreement" shall be deemed to mean this Agreement, together with the incorporated Terms of Use. For clarification, any reference to the "Website" in the Terms of Use includes the Platform. In the event of a conflict between the terms of this Agreement and the Terms of Use, the terms of this Agreement shall prevail.

3. Party Obligations.

(a) Company Responsibilities.

(i) Subject to the terms of this Agreement, Company shall use commercially reasonable efforts to make access to the Platform available 24 hours per day and 7 days per week. If access to the Platform is available less than 99% of the time in any calendar month for reasons not constituting an Access Exception, then, following User's written request, Company will provide User a credit equal to 10% of the Fees due for such month for each percentage point by which such uptime commitment is missed (for example, if access to the Platform was available 98% - 98.9% of the time in a month, the credit would be equal to 10%, and if

access to the Platform was available 97% - 97.9% of the time, the credit would be equal to 20%), up to a maximum of the full amount of Fees due for such month. Any credit will be applied to the next month's Fees due hereunder and, if this Agreement terminates prior to application of the applicable credit, such credit shall be treated as a reimbursement obligation by Company. This Agreement does not entitle User to any support for the Platform.

(ii) Company may update or modify the Platform from time to time at Company's sole discretion, and may require User to obtain and use the most recent version(s); provided, that if any such update materially decreases the functionality of the Platform, User may, at any time within 30 days of implementation of such updates and as its sole remedy, terminate this Agreement with 15 days prior written notice to Company.

(b) User Responsibilities.

(i) User is responsible and liable for all uses of the Platform resulting from access provided to User, directly or indirectly, whether such access or use is permitted by or in violation of this Agreement. Without limiting the generality of the foregoing, User is responsible for all acts and omissions of Authorized Users, and any act or omission by an Authorized User that would constitute a breach of this Agreement if taken by User will be deemed a breach of this Agreement by User. User shall use reasonable efforts to make all Authorized Users aware of this Agreement's provisions as applicable to such Authorized User's use of the Platform, and shall cause Authorized Users to comply with such provisions.

(ii) User is responsible for supplying access to all data necessary to make use of the Platform, including NOBO and/or SPR data. User agrees to provide all the necessary documents requested by the Company to grant them access to said data.

(iii) User is responsible for complying with all federal, state, and local laws, ordinances, codes, rules, regulations, judgments, decrees, orders including securities laws related to the User's securities and as applicable to User and its securities.

4. Data Sales.

(a) Revenue Share Data Sales. Subject to the terms of this Agreement, including Section 5(c), Company may grant third parties ("Data Users") a right to use the Stakeholder Information for purposes of marketing products, services and opportunities to the Stakeholders identified in the Stakeholder Information (the "Permitted Use") in exchange for consideration to be negotiated by Company in its sole discretion with any such Data Users (any such transaction, a "Revenue Share Data Sale"). As used herein, "Revenue Share Data Sale" means only the sale of the data underlying the Stakeholder Information, and not any related media sales.

(b) Restricted Parties. Notwithstanding the foregoing, if the Data User is a Restricted Party, Company shall not grant, or enter any agreement to grant, such Restricted Party any rights in or to the Stakeholder Information without the prior written consent of User. If the Data User is not a Restricted Party, no prior consent is required.

(c) Notification of Data Sales. Upon entering a Revenue Share Data Sale, Company shall promptly notify User and provide User information regarding the identity of the applicable Data User and the consideration payable to Company (or how such consideration will be determined and calculated) in connection with the Revenue Share Data Sale.

(d) Company License. User hereby grants Company a right and license to use the Stakeholder Information for the Permitted Use and such right and license shall continue on a perpetual basis, notwithstanding any expiration or termination of this Agreement, until (i) User notifies Company in writing that it is terminating such right and license, and (ii) any agreement between Company and a Data User for Revenue Share Data Sales has expired.

(e) Rights Reserved. As between the parties, User shall remain the owner of the Stakeholder Information and reserves all rights therein except as explicitly set forth in this Agreement.

(f) User Authority. User represents and warrants that if applicable, it has the right, power and authority and has obtained all consents necessary to provide the Stakeholder Information and grant the rights contained in this Article 4, including granting Company the right to use, and grant use of, Stakeholder Information for the Permitted Use, and that use of the Stakeholder Information for the Permitted Use by Company and/or Data Users is permitted by applicable law. Provided however that in the event the Stakeholder Information contains PPI, User will provide the Company with copies of such consents. User shall indemnify, defend and hold harmless Company and its affiliates from any claims, actions, damages, losses, liabilities, costs and expenses (including reasonable attorney's fees) incurred by Company and related to a breach of the preceding sentence.

5. Payment.

(a) Fees. As payment for the Fees (excluding Additional Fees) User will issue the Company such number of shares of Common Stock equal to the aggregate amount of Fees divided the Purchase Price ("Shares").

(b) Additional Fees. The Additional Fees, if any, will be billed to your credit card on file during that Term.

(c) Revenue Share. During the Term, Company shall pay User 50% of gross profits generated and actually received by Company from Data Users in connection with each Revenue Share Data Sale (the "User's Revenue Share"). User's Revenue Share shall be calculated by Company monthly and User's Revenue Share for any particular month during the Term shall be paid by Company to User on or before the last day of the month following the month in which User's Revenue Share is earned (e.g., User's Revenue Share tied to gross profits generated and actually received by the Company in December will be paid by the Company on or before January 31).

(d) Taxes. User is responsible for all sales, use, and excise taxes, and any other similar taxes, duties, and charges of any kind imposed by any federal, state, or local governmental or regulatory authority on any amounts payable by or to User hereunder, other than any taxes imposed on Company's income.

6. Term and Termination.

(a) Term. The initial term of this Agreement begins on the Effective Date and continues as a one (1) year subscription from such date (the "Initial Term"). This Agreement will automatically renew on a month-to-month basis after the first year until either party gives the other party written notice of non-renewal at least 30 days prior to the expiration of the then-current term "Renewal Term". Collectively, the Initial Term and any subsequent Renewal Term will be referred to as the "Term."

(b) Termination. In addition to any other express termination right set forth in this Agreement: either party may terminate this Agreement, effective on written notice to the other party, if the other party materially breaches this Agreement or the Terms of Use, and such breach is incapable of cure, or being capable of cure, remains uncured 30 days after the non-breaching party provides the breaching party with written notice of such breach. If User's account is terminated pursuant to this Agreement or under the Terms of Use, User acknowledges that it will not be entitled to a refund of any Fees and that the Fees are deemed earned by the Company on the Effective Date. Upon termination of this Agreement, User shall immediately lose access to the Platform and any of User's data derived from the Platform, including Stakeholder Data.

(c) Survival. The provisions set forth in Sections 1, 4(d)-(f), 5, 6, 7 and 8 of this Agreement, and any other right or obligation of the parties in this Agreement, by its nature, should survive termination or expiration of this Agreement (including any terms related to ownership of intellectual property, confidentiality or indemnification), will survive any expiration or termination of this Agreement.

7. Other Agreements of the Parties

(a) Pledge of Shares. User acknowledges and agrees that Company may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Shares to a financial institution that is an "accredited investor" as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, the Company may transfer pledged or secured Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the User and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. User will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares.

(b) Removal of Restrictive Legend.

(i) Certificates evidencing the Shares shall not contain any legend, (i) while a registration statement covering the resale of such Shares is effective under the Securities Act, (ii) following any sale of such Shares pursuant to Rule 144, (iii) if such Shares are eligible for sale under Rule 144, without the requirement for the User to be in compliance with the current public information required under Rule 144 as to such Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued

by the staff of the Commission). The User shall cause its counsel to issue a legal opinion to its transfer agent promptly (and at no further cost to the Company) at any time after the Effective Date if the requirements of Rule 144 have been met, if required by the transfer agent to effect the removal of the legend contained on the Shares. The User agrees that at such time as a restrictive legend is no longer required pursuant to Rule 144, it will, no later than three Trading Days following the delivery by the Company to the User or the transfer agent of a certificate representing Shares issued with a restrictive legend (such third Trading Day, the "Legend Removal Date"), deliver or cause to be delivered to the Company a certificate representing such Shares that is free from all restrictive and other legends. Certificates for the Shares subject to legend removal hereunder shall be transmitted by the transfer agent to the Company by crediting the account of the Company's prime broker with the Depository Trust Company System as directed by the Company.

(ii) Partial Liquidated Damages. In addition to the Company's other available remedies, the User shall pay to the Company, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of value of Shares (based on the VWAP of the Common Stock on the date such Shares are submitted to the transfer agent) delivered for removal of the restrictive legend, $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit Company's right to pursue actual damages for the User's failure to deliver certificates representing any Shares, and the Company shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(iii) Power of Attorney. User irrevocably appoints the Company as User's attorney-in-fact, with full authority in the place and instead of such User and in the name of such User, from time to time in the Company's discretion, to take any action and to execute any instrument in order to effectuate the removal of a restricted legend from any certificate evidencing the Shares, including providing the transfer agent an opinion of counsel, if required, and instructing the transfer agent to remove the restrictive legend from the Shares. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as the Company is the owner of the Shares

(iv) No Election of Remedies. User acknowledges that Company's exercise of its Power of Attorney as provided for in 7(c)(iii) is not an election of remedies. The remedies contained in this Section 7 are intended to be cumulative.

8. General.

(a) Notices. Each party shall deliver all communications in writing either in person, by certified or registered mail, return receipt requested and postage prepaid, by email (with confirmation of transmission), or by recognized overnight courier service, and addressed to the other party at the addresses set forth above (or to such other address that the receiving party may designate from time to time in accordance with this section).

(b) Marketing Materials. Company may reference its relationship with User on Company's website and in its marketing materials; provided, that, Company's specific use of User's name is subject to User's prior written consent, which consent shall not be unreasonably withheld.

(c) Entire Agreement. This Agreement and the Exhibits hereto, including any terms incorporated herein, contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous written or oral understandings, agreements, representations, and warranties with respect to such subject matter. The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.

(d) Assignment. Neither party may assign its rights or delegate its obligations without the express prior written consent of the other party, which consent may not be unreasonably withheld. Notwithstanding the foregoing, this Agreement may be assigned without consent of the other party if there is a sale, merger or acquisition of all or a majority of the assets of a party, or if there is a sale of a controlling interest of such Party. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective permitted successors and permitted assigns.

(e) No Amendment or Waiver. The parties may not amend this Agreement except by written instrument signed by the parties. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or of any other right, remedy, power or privilege. Notwithstanding the foregoing, nothing herein shall be deemed to limit Company's ability to unilaterally update or modify the Terms of Use in accordance with the terms thereof, with such modification not being considered an amendment or waiver of any provision of this Agreement.

(f) Severability. If any provision of this Agreement is illegal or unenforceable under applicable law, the remainder of the provision will be amended to achieve as closely as possible the effect of the original term and all other provisions of this Agreement will continue in full force and effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the Effective Date.

COMPANY	USER
SRAX, Inc.	Can B Corp.
By ______________________	By ______________________
Name: Randy Clark______________	Name: Marco Alfonsi______________
Title: EVP, Sales______________	Title: CEO______________
Date: ______________________	Date: ______________________

EXHIBIT A

http://www.iab.net/media/file/IAB_4As-tsandcs-FINAL.pdf

EXHIBIT B

"Company" shall not trade more than 15% of the "Users" current or previous days total volume on the same or following day.

"Company" recognizes that "User" is a cannabidiol (CBD) based company and may be in involved both manufacture and distribution of related products.

"User" will provide "Company" with DTC information. "Company" will not be purchasing DTC on behalf of "User".

SRAX

INSERTION ORDER

May 18, 2020

CLIENT INFORMATION

Campaign Name:	Can B_Media_SFA_0520		
Contact Name:	Marco Alfonsi		
Address:	960 S. Broadway, Suite 120	City:	Hicksville
Tel:	+1 (516) 595-9544	State:	NY
Email:	marco@canbiola.com	ZIP:	11801

BILL TO: Same as Above ☒

Billing Address:		City:	
Attention:		State:	
Email:		ZIP:	

ACCOUNT INFORMATION

☐ Agency:		Company:	Can B
☐ Brand:		☐ Retailer:	

CAMPAIGN (see line items on pg. 2)

Goals/Objective:	Raise awareness amongst current shareholder, drive new interest in investment and promote business to consumers.		
KPI:	Awareness	Secondary KPI:	Engagement
Notes:			

TERMS

4's/IAB Standard Terms and Conditions v3.0 apply. https://www.iab.com/wp-content/uploads/2015/06/IAB_4As-tsandcs-FINAL.pdf
Billing is based on SRAX reporting and occurs at the end of each month or upon completion of delivery.
Payment is due upon receipt. In some instances, a credit review and approval may be required.

CONFIDENTIAL AGREEMENT | SIGNING THIS IO IS A BINDING AGREEMENT BETWEEN YOU AND SRAX

SRAX, INC.		[CLIENT BUSINESS NAME]	
Signature:		Signature:	
Name:	Randy Clark	Name:	Marco Alfonsi
Title:	EVP, Sales	Title:	CEO
Date:		Date:	

SRAX

INSERTION ORDER

May 18, 2020

CAMPAIGN DETAILS

	Type	Placement	Start	End	Targeting	Basis	Rate/Fee	Delivery	Amount
1.	Display	Stakeholder Package	6/1/20	5/31/21	Existing Stakeholder	Flat Fee	$5,000	4 Quarters	$20,000.00
2.	Display	Investor Package	6/1/20	5/31/21	Prospective Investors	Flat Fee	$15,000	4 Quarters	$60,000.00
3.	Display	Consumer Awareness Package	6/1/20	5/31/21	Consumers	Flat Fee	$12,500	4 Quarters	$50,000.00
4.	-Select-					-Select-			
5.	-Select-					-Select-			
							Totals:	Annual	$130,000.00

CAMPAIGN NOTES

Additional Notes: We will provide a customized landing page with conversion and tracking pixels as well as ad design. All as needed and with your consultation and approval.

Attachments: ☐ Creative ☐ Tags ☐ Pixels ☐ Markets ☐ Retailers ☐ Other

SRAX CONTACT INFORMATION

	SALES	OPERATIONS	BILLING
Name:	Randy Ferrell	Chris Alexander	Marlene Escareno
Tel:	+1 (850) 238-6162	+1 (213) 219-4472	+1 (323) 694-9800
Email:	randy.ferrell@srax.com	chris.alexander@srax.com	accounting@srax.com